STARCORE RESOURCES LTD.

INFORMATION CIRCULAR
(As at December 15, 2003, except as indicated)

This information circular is furnished in connection with the solicitation of proxies by the management of Starcore Resources Ltd. (the “Company”) for use at the annual and special meeting (the “Meeting”) of the Company to be held on Wednesday, February 11, 2004 and at any adjournments thereof. The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by officers and employees of the Company or by agents retained and compensated for that purpose. The cost of solicitation will be borne by the Company.

APPOINTMENT OF PROXYHOLDER

A duly completed form of proxy will constitute the person(s) named in the enclosed form of proxy as the shareholder's proxyholder. The persons whose names are printed in the enclosed form of proxy for the Meeting are officers or directors of the Company (the “Management Proxyholders”).

A shareholder has the right to appoint a person other than a Management Proxyholder, to represent the shareholder at the Meeting by inserting the desired person’s name in the blank space provided or by executing a proxy in a form similar to the enclosed form. A proxyholder need not be a shareholder.

VOTING BY PROXY

Common shares of the Company (the “Shares”) represented by properly executed proxies in the accompanying form will be voted or withheld from voting on each respective matter in accordance with the instructions of the member (the “shareholder”) on any ballot that may be called for.

If no choice is specified and one of the Management Proxyholders is appointed by a shareholder as proxyholder, such person will vote in favour of the matters proposed at the Meeting and for all other matters proposed by management at the Meeting.

The enclosed form of proxy also confers discretionary authority upon the person named therein as proxyholder with respect to amendments or variations to matters identified in the Notice of the Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Information Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

COMPLETION AND RETURN OF PROXY

Completed forms of proxy must be received at the administration office of the Company, Suite 600, 580 Hornby Street, Vancouver, British Columbia, V6C 3B6 not later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting, unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

NON-REGISTERED HOLDERS

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are “non-registered” shareholders because the Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Shares. More particularly, a person is not a registered shareholder in respect of Shares which are held on behalf of that person (the "Non-Registered Holder") but which are registered either: (a) in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited ("CDS")) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, this Information Circular and the Proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(a)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to the Company as provided above; or

  more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label containing a bar-code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Shares which they beneficially own. Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the Management Proxyholders and insert the Non-Registered Holder's name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

REVOCABILITY OF PROXY

Any registered shareholder who has returned a proxy may revoke it at any time before it has been exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing, including a proxy bearing a later date, executed by the registered shareholder or by his attorney authorized in writing or, if the registered shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. The instrument revoking the proxy must be deposited at the registered office of the Company, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Only registered shareholders have the right to revoke a proxy. Non-Registered Holders who wish to change their vote must, at least 7 days before the Meeting, arrange for their respective Intermediaries to revoke the proxy on their behalf.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue 100,000,000 common shares without par value, of which 16,538,192 common shares are issued and outstanding. The holders of common shares are entitled to one vote for each common share held. Holders of common shares of record at the close of business on the record date, December 15, 2003, will be entitled to receive notice of and vote at the meeting. The Company has only one class of shares.

Each ordinary resolution to be voted on at the Meeting must be passed by a simple majority (50%) of the votes cast on the resolution. Each special resolution to be voted on at the Meeting must be passed by 75% of the votes cast on the resolution.

To the knowledge of the directors and senior officers of the Company, no person beneficially owns, directly or indirectly, or exercises control or direction over shares carrying more than 10% of the voting rights attached to all shares of the Company, other than as disclosed below:

Name and Address	Number and Class of Shares	Percentage of Class
N/A	N/A	N/A

The above information was provided by the Company’s registrar and transfer agent as of December 15, 2003.

ELECTION OF DIRECTORS

The directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed. In the absence of instructions to the contrary, the enclosed proxy will be voted for the nominees herein listed.

Shareholder approval will be sought to fix the number of directors of the Company at three (3).

The Company is required to have an audit committee. Members of this committee are as set out below.

Management of the Company proposes to nominate each of the following persons for election as a director. Information concerning such persons, as furnished by the individual nominees, is as follows:

Name, Municipality of Residence and Position	Principal Occupation or employment and, if not a previously elected director, occupation during the past five years	Previous Service as a Director	Number of Common Shares beneficially owned or, directly or indirectly, controlled (1)
Ralph Brown (2) Director	Businessman	January 20, 1995	144,500
Robert Eadie (2) (3) President & Director	President of the Company	October 24, 2003	Nil
Ken Sumanik (2) Director	Ecologist	November 19, 1993	Nil

(1)

Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at December 15, 2003, based upon information furnished to the Company by individual directors. Unless otherwise indicated, such shares are held directly.

(2)

Member of the audit committee.

(3)

Appointed President of the Company on October 24, 2003.

EXECUTIVE COMPENSATION

The following table (presented in accordance with the requirements of BC Form 51-904 (the “Form”)) sets forth all annual and long term compensation for services in all capacities to the for the three most recently completed financial years (to the extent required by the Form) in respect of each of the individuals comprised of the Chief Executive Officer as at July 31, 2003 and the other four most highly compensated executive officers of the Company as at July 31, 2003 whose individual total compensation for the most recently completed financial year exceeded $100,000 and any individual who would have satisfied these criteria but for the fact that individual was not serving as an executive officer at the end of the most recently completed financial year (collectively “the Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		Payouts
				Other Annual	Securities Under Option/	Restricted Shares or		All other
Name and Principal	Year	Salary	Bonus	Compensa- tion	SAR's granted	Restricted Share Units	LTIP Payouts	Compensa- tion
Position	Ending	($)	($)	($)	(#)	($)	($)	($)
Ralph Brown(1)	July 2003	Nil	Nil	$84,500	Nil	Nil	Nil	Nil
	July 2002	$72,000(1)	$20,000(1)	Nil	200,000	Nil	Nil	Nil
	July 2001	$72,000	$20,000	Nil	Nil	Nil	Nil	Nil

(1) Ralph Brown resigned as President on October 24, 2003.

Long Term Incentive Plan (LTIP) Awards

The Company does not have a LTIP, pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Company's securities), was paid or distributed to the Named Executive Officer(s) during the most recently completed financial year.

Option/Stock Appreciation Rights (“SAR”) grants during the
most recently completed Financial Year

The following table sets forth stock options granted during the most recently completed financial year to each of the Named Executive Officers.

Name	Securities Under Options/SAR's Granted (#)	% of Total Options/SAR's Granted to Employees Subsequent to the Fiscal Year	Exercise or Base Price(1) ($/Security)	Market Value of Securities Underlying Options/SAR's on Date of Grant ($/Security)	Expiration Date
Nil	Nil	Nil	Nil	Nil	Nil

(1) The exercise price of stock options is determined by the Board of Directors, in accordance with TSX Venture Exchange policies.

Aggregated Options/SAR Exercises in Last Financial Year
and Financial Year-End Option/SAR Values

The following table sets forth details of all exercises of stock options during the most recently completed financial year by each of the Named Executive Officers and directors of the Company, the number of unexercised options held by the Named Executive Officers and directors, and the financial year-end value of unexercised in-the-money options on an aggregated basis. None of the Named Executive Officers or directors exercised any options in respect of the Company’s shares during the most recently completed financial year, except as noted below:

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options/SAR's at Fiscal Year-End (#)(1) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SAR's at Fiscal Year-End ($) Exercisable/ Unexercisable
Nil	Nil	Nil	Nil	Nil

Termination of Employment, Changes in Responsibility and Employment Contracts

The Company has no compensatory plan or arrangement in respect of compensation received or that may be received by the Named Executive Officers in the Company's most recently completed or current financial year to compensate such executive officers in the event of the termination of employment (resignation, retirement, change of control) or in the event of a change in responsibilities following a change in control, where in respect of the Named Executive Officer the value of such compensation exceeds $100,000.

Compensation of Directors

The Company has no arrangements, standard or otherwise, pursuant to which directors are compensated by the Company for their services in their capacity as directors, or for committee participation, involvement in special assignments or for services as consultant or expert during the most recently completed financial year or subsequently, up to and including the date of this information circular.

The purpose of granting such options is to assist the Company in compensating, attracting, retaining and motivating the directors of the Company and to closely align the personal interests of such persons to that of the shareholders.

The following table sets forth information concerning individual grants of options to purchase securities of the Company made during the most recently completed financial year to the directors of the company (excluding the Named Executive Officers):

Name of Director and Position as at Financial Year- End	Securities Under Options Granted (#)(1)	% of Total Options Granted to All Employees Subsequent to the Financial Year	Exercise or Base Price (2) ($/Securities)	Market Value of Securities Underlying Options on the Date of Grant ($/Security)	Date of Grant	Expiration Date
Nil	Nil	N/A	N/A	N/A	N/A	N/A

(1)

The options generally become exercisable on the date of grant, subject to regulatory and shareholder approval.

(2)

The exercise price of stock options is determined by the Board of Directors, in accordance with TSX Venture Exchange policies.

Stock Option Repricings during the most recently completed Financial Year During the most recently completed financial year, no stock options were re-priced.

Related Party Transactions

During the Company’s most recently completed financial year ended July 31, 2003 the Company reported an expense of $84,500 for management fees to the President/Director. Due to cash flow problems, the Company only paid $16,125 of these fees and at the end of the fiscal year, the Company reported an amount due of $139,000.

INDEBTEDNESS TO COMPANY OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

There is no indebtedness of any director, executive officer, senior officer, proposed nominee for election as a director or associate of them, to or guaranteed or supported by the Company either pursuant to an employee stock purchase program of the Company or otherwise, during the most recently completed financial year.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Other than as disclosed in this Information Circular, no insider or proposed nominee for election as a director of the Company and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company's last completed financial year or in any proposed transaction which in either such case has materially affected or will materially affect the Company.

APPOINTMENT OF AUDITOR

Shareholders will vote for the appointment of N.I. Cameron Inc., Chartered Accountants, as Auditors of the Company for the ensuing year and that directors be authorized to fix their remuneration. N.I. Cameron Inc. have been the Company’s Auditors since May 1998.

MANAGEMENT CONTRACTS

No management functions of the Company are performed to any substantial degree by a person other than the directors or senior officers of the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as set out herein, no director or senior officer of the Company or any proposed nominee of management of the Company for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any substantial interest, direct or indirect, by way of beneficial ownership or otherwise, in matters to be acted upon at the meeting.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

(a)

Stock Option Plan

The TSX Venture Exchange (the “Exchange”) now requires that every company implement a stock option plan to govern the granting and exercise of incentive stock options for directors, employees and consultants. As the Company intends to move from the NEX Board to the Exchange, the directors of the Company wish to implement a “rolling” stock option plan (the “Plan”) whereby a maximum of 10% of the issued shares of the Company, from time to time, may be reserved for issuance pursuant to the exercise of options.

The term of any options granted under the Plan will be fixed by the board of directors at the time such options are granted, provided that options will not be permitted to exceed a term of five years (or ten years if the Company is reclassified by the Exchange as a Tier 1 Issuer). The exercise price of any options granted under the Plan will be determined by the board of directors, in its sole discretion, but shall not be less than the closing price of the Company’s common shares on the day preceding the day on which the directors grant such options, less any discount permitted by the Exchange. No vesting requirements will apply to options granted thereunder unless required by Exchange policies; however a four month hold period will apply to all shares issued under each option, commencing from the date of grant.

The Plan will contain the following other provisions:

-

all options will be non-transferable;

-

no more than 5% of the issued shares may be granted to any one individual in any 12 month period;

-

no more than 2% of the issued shares may be granted to a consultant, or an employee performing investor relations activities, in any 12 month period;

-

disinterested shareholder approval must be obtained for any reduction in the exercise price of an outstanding option, if the option holder is an insider; and

-

options will be reclassified in the event of any consolidation, subdivision, conversion or exchange of the Company’s common shares.

The Plan is subject to receipt of Exchange acceptance to its filing.

Reference should be made to the full text of the Plan which will be made available at the offices of the Company, Suite 600, 580 Hornby Street, Vancouver, B.C., V6C 3B6 until the business day immediately preceding the date of the Meeting.

Members will be asked to consider, and if thought fit to approve a resolution approving the Plan.

 (b) Stock Options to Insiders

Exchange policy requires that a listed company must obtain “disinterested shareholder approval” (such that no insider or proposed insider (or their associates) will be entitled to vote on such resolutions) to:

(i)

a decrease in the exercise price of stock options previously granted to insiders; and

(ii)

should the Company become a Tier 1 issuer, the issuance to any one optionee, within any 12 month period, of a number of shares exceeding 5% of the issued shares; and

(iii)

the grant to insiders, within a 12 month period, of a number of options exceeding 10% of the number of issued shares.

It may occur that the Company will renegotiate outstanding stock options, or grant stock options from time to time during the next 12 months to insiders that in aggregate will exceed 10% of the Company’s issued shares. Accordingly, members will be asked to pass resolutions authorizing the directors to implement the above three items. Granting the directors the right to issue or renegotiate the price of such options does not mean that the same will occur. Rather it allows the directors the flexibility to undertake the same should the circumstances warrant, without the expense of calling another shareholder meeting to specifically approve each issuance or renegotiation of price.

OTHER MATTERS

Management of the Company is not aware of any other matter to come before the meeting other than as set forth in the notice of meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

DATED this 15th day of December, 2003.

BY ORDER OF THE BOARD

(sgd.) “Robert Eadie” President & Director